COMMON

Certificate Number

Xcelthera

Unleashing the Power of Life Sciences

SEE REVERSE FOR
CERTAIN DEFINITIONS

Shares

XCELTHERA, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.0001 PAR VALUE, OF

XCELTHERA, INC.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its dully authorized officers.

President

Treasurer

XCELTHERA INC
SEAL
May 29
2013
CALIFORNIA

Dated

COUNTERSIGNED AND REGISTERED
TRANSFER AGENT AND REGISTRAR

By

AUTHORIZED SIGNATURE